Exhibit 99.2

First Quarter 2017 Earnings Presentation Supplement May 3, 2017

Note Regarding Forward-Looking Statements This presentation contains forward-looking statements. All statements other than statements of historical facts contained in this presentation, including, but not limited to, statements regarding future results of the operations and financial position of Inovalon Holdings, Inc. (“Inovalon”), and its financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ “see”, ‘‘will,’’ ‘‘target,” “estimate,’’ ‘‘continue,’’ ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ “growth” and variations of these words or similar expressions are intended to identify forward-looking statements. • Inovalon has based these forward-looking statements on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this presentation. These forward-looking statements are subject to a number of significant business, economic, regulatory and competitive risks, uncertainties and contingencies, many of which are beyond the control of Inovalon and its management, and are based upon assumptions with respect to future events or decisions, which are subject to change. Moreover, because Inovalon operates in a very competitive and rapidly changing environment, new risks emerge from time to time. It is not possible for Inovalon’s management to predict all risks, nor can Inovalon assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this presentation may not occur and actual results, including, but not limited to, the timing of and investment in technological advancements and developments, as well as Inovalon’s ability to enter into new agreements with existing or new platforms, products and solutions in the timeframes expected, or at all, could differ materially and adversely from those anticipated or implied in the forward-looking statements. For a discussion of the risks and uncertainties that may cause Inovalon’s actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements, you should read Inovalon’s most recent Annual Report on Form 10-K, including the sections entitled “Risk Factors” and “Special Note Regarding Forward Looking Statements,” as well as the other documents that Inovalon may file from time to time in the future with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. Although Inovalon believes that the expectations reflected in the forward-looking statements are reasonable, Inovalon cannot guarantee and provides no assurance that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. In addition, certain information included in this presentation is presented strictly for illustrative or educational purposes, and such information should not be viewed as a representation regarding management’s expectations or actual results. Management’s expectations and actual results could differ materially from information presented solely for illustrative or educational purposes. Except as required by law, Inovalon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this presentation, to conform these statements to actual results or to changes in Inovalon’s expectations, and nothing in this presentation should be regarded as a representation by any person that any financial targets, business strategy or plans and objectives for future operations suggested by any forward-looking statements will be achieved or realized. • • • In addition, this presentation may include certain non-GAAP financial measures. These non-GAAP measures are in addition to, not a substitute for or necessarily superior to, measures of financial performance prepared in accordance with U.S. GAAP. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, is available herein and within our public filings with the Securities and Exchange Commission, available on the Company’s investor website at http://investors.inovalon.com. 2 INOV Q1 2017 Earnings Presentation Supplement (5.3.17) 0.0.9 © 2017 by Inovalon. All rights reserved.

Contents This deck is provided as a supplement to the 2017 Q1 Earnings Results release announced by Inovalon on May 3, 2017. The following outlines the content of this supplemental presentation: Q1 2017 Financial Highlights MORE2 Registry® Dataset Expansion Seasonality Trends – Revenue Revenue Guidance Bridge Adjusted EBITDA Margin Expansion 2017 Financial Guidance Appendix • • • • • • • 3 INOV Q1 2017 Earnings Presentation Supplement (5.3.17) 0.0.9 © 2017 by Inovalon. All rights reserved.

Q1 2017 Financial Highlights Q1 revenue ahead of expectations, even adjusting for $2 million originally expected in Q2. Revenue of $108.3 million represents sequential organic growth of 13% (from Q4 2016). Investments in platform innovations, market differentiation, new business wins, and expanding client base across market adjacencies. Gaining market share – and talent – from competitors. Technology-enabled efficiencies, as well as favorable platform product mix, driving strong operating leverage. Higher gross margin and G&A efficiency support higher investment and also Adjusted EBITDA margin expansion. Continuing to invest in platform development, innovation, and sales capacity and capability expansion. 4 INOV Q1 2017 Earnings Presentation Supplement (5.3.17) 0.0.9.1 Growth Operating Leverage Continued Investment Note: Gross Margin, Adj. EBITDA Margin, Sales & Marketing, and R&D represent profit/expense as a percentage of revenue. 1: Based upon full-year guidance and seasonality patterns as provided on February 22, 2017. 2: Gross Margin defined as Revenue less Cost of Revenue, as a percentage of Revenue. +6% YoY as reported, flat YoY organically $2M expected in Q2 Outperformance Research and development Capitalized software development and Research and development infrastructure investments 11.3% 16.3% $103.2M, midpoint of guidance range1 2 102.7 108.3 90 95 100 105 110 1Q16 1Q17 Revenue ($M) 5.8% 7.2% 5.5% 9.1% 0% 5% 10% 15% 1Q16 1Q17 Investment in Innovation

Proprietary Dataset Expansion Through its extensive healthcare industry connectivity, integration technologies and expanding client base, Inovalon maintains one of the industry’s largest proprietary datasets, empowering its capabilities and the unparalleled value delivered to its clients. At the end of Q1 2017, Inovalon’s MORE2 Registry® dataset contained more than 158 million unique patients and 14 billion medical events, representing year-over-year increases of 20% and 24%, respectively, the fastest growth since the third quarter of 2014. MORE2 REGISTRY® GROWTH 14 160 150 13 12 140 130 11 10 120 110 100 90 80 70 60 50 9 8 7 6 5 4 40 30 3 2 20 10 0 1 0 2000 2001 2002 2003 2004 2005 2006 20072008 Year 2009 2010 2011 2012 2013 2014 2015 2016 Q1 2017 Numbers are increasing at a rate of approximately 2.7% compounding monthly, or 38.2% annually. 5 INOV Q1 2017 Earnings Presentation Supplement (5.3.17) 0.0.9 © 2017 by Inovalon. All rights reserved. Medical Event Count (billions) Patient Count (millions) Patient Count Medical Event Count

Seasonality Trends - Revenue

inovalon

With the introduction of multiple new platform products and the expansion into several market adjacencies (e.g. provider, pharma, and devices), Inovalon continues to work towards a dampening of seasonality.



29.0%
~25.9% to
~26.2%
27.6%
~25.5% to
~25.9%
24.0%
26.9%
24.6%
~23.8% to
~24.6%
24.1%
22.5%
~24.1% to
~24.2%
21.4%
2015
2016
2017 Expected Seasonality
Q1
Q2
Q3
Q4

Percentages represent the portions of actual or projected revenue in each quarter, based on the full-year 2017 guidance range provided. 2017 expected seasonality is provided for illustrative purposes only to depict a shift from Q1 to Q4, consistent with historical trends – actual results may vary.

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© 2017 by Inovalon. All rights reserved.

Revenue Guidance Bridge

Previously provided on February 22, 2017.

The combination of previously-discussed factors in 2017 yields full year revenue guidance of $440.5M to $455.0M, or revenue growth between 3% and 6% on an as reported basis.



Full Year 2016 vs. 2017 Guidance
Revenue Growth Range 3% to 6%
$427.6
~(6 pts)
~(7 pts)
~7 pts
5 pts – 6 pts
5 pts – 6 pts
$440.5
-
$455.0
2016 Actual Revenue
Client Churn
CARA Transition Wrap-up
Account Growth
New Client Sales
Creehan
2017 Revenue Guidance

The above table is for illustrative purposes only.

- Client revenue churn of approximately 6 pts in 2017 is consistent with historical norms.
- The impact of transitioning the CARA offering to a more flexible and modular platform is nearing completion with a headwind (of 7 pts in 2017) materially resolved by the end of Q2 2017.
- Revenue growth from up-sell, cross-sell and new clients (signed in 2016 and seen continuing in 2017), spurred by the introduction of new product platform offerings and added sales capacity.

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© 2017 by Inovalon. All rights reserved.

Adjusted EBITDA Margin Expansion

Previously provided on February 22, 2017.

Inovalon's investments in innovation are driving increased platform efficiencies, while also enabling the introduction of new platform products with higher margins. Altogether, these forces are enabling a 50 to 150 basis point expansion in annual Adjusted EBITDA margin.



50 to 150 Basis Point Year-to-Year Improvement
23.4%
(200 – 500 bps)
(200 – 400 bps)
300 – 600 bps
200 – 400 bps
23.9% - 24.9%
Represents ~450 bps of Gross Profit Margin Expansion YtY
FY2016 Adj. EBITDA Margin %
Investment Initiatives
Unit Price Changes
Platform Mix Changes
Platform Efficiencies
FY 2017 Adj. EBITDA Margin %

The above table is for illustrative purposes only.

- Continued commitment to investments in innovation, sales capacity expansion and efficiency initiatives
- Typical unit price changes more than offset by an increasing mix of higher margin platform products
- Technology-enabled efficiency initiatives spanning connectivity, automation and integration drive strong operating leverage yielding Gross Profit Margin expansion of 450 bps YtY

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© 2017 by Inovalon. All rights reserved.

2017 Financial Guidance Previously provided on February 22, 2017, except for change in Non-GAAP diluted net income per share. Inovalon is affirming the following full-year 2017 guidance originally issued by the Company on February 22, 2017, with the exception that it is updating Non-GAAP diluted net income per share guidance to reflect the impact of share repurchases during the first quarter of 2017. Based on the Company’s execution of its share repurchase program through March 31, 2017, the Company is now assuming 145 million shares for the full year 2017, down from 148 million shares previously. The Company’s updated Non-GAAP diluted net income expected lower share count. per share guidance range of $0.29 to $0.32 reflects the impact of the 9 INOV Q1 2017 Earnings Presentation Supplement (5.3.17) 0.0.9 © 2017 by Inovalon. All rights reserved. Financial Metric Guidance Range Revenue $440.5 million to $455.0 million Net Income $19.5 million to $24.0 million Adjusted EBITDA $105.2 million to $112.5 million Non-GAAP Net Income $42.2 million to $46.6 million Diluted net income per share $0.13 to $0.16 Non-GAAP diluted net income per share $0.29 to $0.32

Appendix

Reconciliation of Forward-Looking Guidance Adjusted EBITDA

Inovalon defines Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) as net income calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, realized losses on short-term investments, gain on disposal of equipment, interest expense, interest income, provision for income taxes, stock-based compensation, acquisition costs, tax on equity exercises, and other non-comparable items. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenue. A reconciliation of forward-looking net income to Adjusted EBITDA guidance follows:

	Guidance Range	
	Twelve Months Ending December 31, 2017	
(In millions)	**Low**	**High**
Reconciliation of Forward-Looking Guidance Net Income to Adjusted EBITDA:		
Net income	$ 20	$ 24
Depreciation and amortization	48	48
Interest expense	5	5
Interest income	(5)	(5)
Provision for income taxes (1)	13	16
EBITDA	81	88
Stock-based compensation	10	11
Acquisition costs:		
Transaction costs	2	2
Contingent consideration	8	8
Other non-comparable items (2)	4	4
Adjusted EBITDA	$ 105	$ 113
Adjusted EBITDA Margin	23.9%	24.9%

(1) A 40% tax rate is assumed in order to approximate the Company's effective corporate tax rate.
(2) Other "non-comparable items" include items that are not comparable across reporting periods or items that do not otherwise relate to the Company's ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company's period over period and on going operating performance.

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© 2017 by Inovalon. All rights reserved.

Reconciliation of Forward-Looking Guidance Non-GAAP Net Income

Inovalon defines Non-GAAP net income as net income calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs, amortization of acquired intangible assets, tax on equity exercises and other non-comparable items. A reconciliation of net income to Non-GAAP net income follows:

(In millions, except per share amounts)	Guidance Range Twelve Months Ending December 31, 2017 Low	High
Reconciliation of Forward-Looking Guidance Net Income to Non-GAAP net income:		
Net income	$ 20	$ 24
Stock-based compensation	10	11
Acquisition costs:		
Transaction costs	2	2
Contingent consideration	8	8
Amortization of acquired intangible assets	14	14
Other non-comparable items (1)	4	4
Tax impact of add-back items (2)	(16)	(16)
Non-GAAP net income	$ 42	$ 47
GAAP diluted net income per share	$ 0.13	$ 0.16
Non-GAAP diluted net income per share	$ 0.29	$ 0.32

(1) Other "non-comparable items" include items that are not comparable across reporting periods or items that do not otherwise relate to the Company's ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies. Non-comparable items are excluded from Non-GAAP net income in order to more effectively assess the Company's period over period and on going operating performance.

(2) A 40% tax rate is assumed in order to approximate the Company's effective corporate tax rate.

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© 2017 by Inovalon. All rights reserved.

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